SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2006

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consolidated Container Company LLC (“CCC”) announced today the effectiveness of an amendment and waiver with respect to its senior secured credit facility. The amendment to the credit facility provides CCC with additional flexibility to continue to execute its current acquisition and expansion strategy and consists of two primary components in addition to other minor modifications. The amendment permits: (i) additional acquisitions on a going-forward basis in an aggregate amount of up to $65 million in consideration (exclusive of assumed debt and seller notes) and (ii) subject to certain conditions, CCC to borrow up to an additional $50 million of incremental terms loans under the senior credit facility primarily to finance future acquisitions.

In addition, the amendment and waiver provides a waiver by the lenders of certain defaults and events of default under the credit facility arising from, among other things: (i) the restatement by CCC of its previously issued financial statements for the years ended December 31, 2005, 2004 and 2003 (and the fiscal quarters comprising such fiscal years) and for the fiscal quarter ended March 31, 2006, (ii) the failure by CCC to deliver the financial statements for the quarter ended June 30, 2006 and for the month ended July 31, 2006 within the time period required by the credit facility, which have now been filed with the SEC and delivered to such lenders and (iii) CCC’s failure to maintain books and records in compliance with the terms of the credit facility.

The foregoing may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the timing and effects of acquisitions are not guarantees of performance of CCC and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) problems may arise in successfully integrating recent and future acquisitions; (2) the company may be unable to consummate acquisitions on favorable terms, if at all; and (3) the business of CCC may suffer as a result of uncertainty surrounding any future acquisition. For a further discussion of other risks, uncertainties, assumptions and other factors, see CCC’s filings with the Securities and Exchange Commission. CCC undertakes no duty to update forward-looking statements.

ITEM 8.01 — OTHER EVENTS.

On October 12, 2006, CCC announced that it had entered in to an asset purchase agreement with MAB Group, LLC (“MAB Group”) to, subject to approval from the United States Bankruptcy Court for the Western District of Kentucky (Louisville), acquire substantially all of the assets of MAB Group. The press release announcing this acquisition is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

EXHIBIT NO.	TITLE
10.1	First Amendment and Waiver to Credit Agreement, dated as of October 13, 2006, among Consolidated Container Holdings LLC, Consolidated Container Company LLC, the Banks party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

99.1	Press Release of Consolidated Container Company LLC issued October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: October 17, 2006

EXHIBIT INDEX

EXHIBIT NO.	TITLE
10.1	First Amendment and Waiver to Credit Agreement, dated as of October 13, 2006, among Consolidated Container Holdings LLC, Consolidated Container Company LLC, the Banks party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

99.1	Press Release of Consolidated Container Company LLC issued October 12, 2006.